EXHIBIT 23(a)

Deloitte & Touche LLP
Suite 1200
201 East Kennedy Boulevard
Tampa, Florida   33602



INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Outback Steakhouse, Inc.
Tampa, Florida

We consent to the incorporation by reference in this Registration Statement of Outback Steakhouse, Inc. (the "Company") on Form S-8 of our report dated February 20, 1998, incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Tampa, Florida
April 17, 1998